EXHIBIT 99.1

NEWS

Contacts:

Jeremy T. Price                                      Sharon Karlsberg
Financial and Investor Relations                     Vice President
BioMarin Pharmaceutical Inc.                         Feinstein Kean Healthcare
(415) 884-6777                                       (617) 577-8110

FOR IMMEDIATE RELEASE


             BioMarin Announces Third Quarter 2001 Financial Results

Novato, CA, October 26th, 2001 - BioMarin Pharmaceutical Inc. (Nasdaq and SWX New Market: BMRN) today announced financial results for its third quarter ended September 30, 2001. Revenues for the third quarter of 2001 were $3.7 million compared to $2.8 million in the third quarter of 2000. The net loss was $11.0 million ($0.26 per share, both basic and diluted) in the third quarter of 2001 compared to $8.1 million ($0.23 per share, both basic and diluted) for the third quarter of 2000.

The net loss in the third quarter of 2001 was primarily the result of expenses incurred to advance BioMarin's two lead enzyme replacement therapy clinical programs: AldurazymeTM (recombinant human alpha-L-iduronidase) for MPS I and rhASB (recombinant human arylsulfatase B) for MPS VI.

Recent Achievements

Fredric D. Price, BioMarin's Chairman and Chief Executive Officer, said, "I am pleased to highlight the following recent corporate and clinical developments:"

     o On October 10th, we announced the signing of a definitive agreement to acquire NeutralaseTM and Phenylase from IBEX Technologies, Inc (TSE: IBT). Neutralase is an injectable heparinase that reverses the anticoagulation of blood by heparin and other new heparin-like anticoagulants. BioMarin plans to initiate a Phase III trial of Neutralase in Coronary Artery Bypass Graft (CABG) surgery in 2002. Phenylase is an early development stage, orally active enzyme with the potential to treat Phenylketonuria (PKU), a genetic disease caused by an enzyme deficiency that can lead to progressive, severe, and irreversible mental retardation.

     o In October, we initiated a Phase I study of Vibriolysin Topical for burn debridement (cleaning) in the United Kingdom.

     o        On September 6th, we reported positive results from our Phase
         I study of rhASB, an investigational enzyme replacement therapy for the treatment of MPS VI. Paul Harmatz, M.D., the study's principal investigator, presented the study data at the American Society of Human Genetics annual meeting in San Diego on October 14th. BioMarin plans to initiate a Phase II trial of rhASB in the first quarter of 2002.

     o In August, we completed the six-month patient evaluation stage of our Phase III trial of Aldurazyme, an investigational enzyme replacement therapy for the treatment of MPS I. Aldurazyme is being developed in a joint venture with Genzyme General (Nasdaq: GENZ).

Mr. Price concluded, "The IBEX product acquisition underscores our dedication to developing novel enzyme therapies for serious conditions and simultaneously broadens our target patient populations beyond those of our ongoing clinical programs. In addition, the Company's two enzyme replacement therapy programs for MPS diseases remain on track, and we look forward to reporting the results of the Aldurazyme Phase III trial in the near future."

BioMarin specializes in the development and commercialization of therapeutic enzyme products to treat serious, life-threatening diseases and conditions.

Additional information on BioMarin can be found by visiting our corporate website at: http://www.biomarinpharm.com.


This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including the following potential future products: Aldurazyme for MPS I, rhASB for MPS VI, Vibriolysin Topical for burn debridement, Neutralase for the reversal of anticoagulants, and Phenylase for PKU. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially depending on the progress of BioMarin's product programs, the actual results of the current and planned clinical trials, actions of regulatory authorities, availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin's filings with the Securities and Exchange Commission such as 10Q, 10K and 8K reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme is a trademark of BioMarin/Genzyme LLC.  All rights reserved.

                          BioMarin Pharmaceutical Inc.
                           Consolidated Balance Sheets


                                                  (US$ Thousands)

                                               September 30             December 31
                                                       2001                    2000
                                           -----------------------------------------
                                                 (unaudited)
Assets
Current assets:
 Cash and cash equivalents                         US$ 7,230              US$ 16,530
 Short-term investments                               36,675                  23,671
 Accounts receivable, net                                996                   1,135
 Due from BioMarin/Genzyme LLC                         3,855                   1,799
 Inventories                                             525                     436
 Prepaid expenses                                      1,361                     970
                                            ----------------         ----------------
  Total current assets                                50,642                  44,541

Investment in BioMarin/Genzyme LLC                     2,164                   1,482
Property, plant and equipment, net                    27,996                  20,715
Note receivable from officer                             878                       -
Goodwill and other intangibles, net                    8,314                   9,862
Deposits                                                 408                     333
                                            -----------------        ----------------
  Total assets                                    US$ 90,402              US$ 76,933
                                            =================        ================

Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable                                  US$ 3,923               US$ 4,747
 Accrued liabilities                                   2,072                   2,109
 Notes payable - short term                               30                      27
 Current portion of capital
      lease obligations                                   65                       -
                                            -----------------        ----------------
  Total current liabilities                            6,090                   6,883
                                            =================        ================


Long-term liabilities:
 Long-term portion of notes payable                       32                      56
 Long-term portion of capital
      lease obligations                                  114                       -
                                            -----------------        ----------------
  Total long-term liabilities                            146                      56

  Total liabilities                                    6,236                   6,939

Stockholders' equity:
 Common stock                                             42                      37
 Additional paid in capital                          195,104                 153,940
 Common stock warrants                                 5,134                       -
 Deferred compensation                                  (903)                 (1,530)
 Notes from stockholders                              (2,014)                 (1,940)
 Accumulated deficit                                (113,197)                (80,513)
                                             -----------------        ----------------
  Total stockholders' equity                          84,166                  69,994
                                             -----------------        ----------------

                                             -----------------        ----------------
  Total liabilities and stockholders' equity      US$ 90,402              US$ 76,933
                                             =================        ================





                                                                      BioMarin Pharmaceutical Inc.
                                                                  Consolidated Statements of Operations

                                                                 (US$ Thousands, except per share data)
                                                                              (unaudited)


                                                    Three Months Ended September 30,     Nine Months Ended September 30,
                                                    --------------------------------     -------------------------------
Revenues                                                      2001         2000                   2001          2000
                                                    --------------------------------     -------------------------------
     Revenues - products                                   US$ 572      US$ 662              US$ 1,760     US$ 1,749
     Revenues - services                                        71            9                    245           177
     Revenues from BioMarin/Genzyme LLC                      3,079        2,136                  8,621         7,262
     Revenues - other                                           22            -                    182             -
                                                    --------------------------------     -------------------------------
          Total revenues                                     3,744        2,807                 10,808         9,188

Operating Costs and Expenses
     Cost of products                                          234          188                    719           480
     Cost of services                                           47            6                    141            59
     Research and development                               10,143        8,529                 31,842        25,109
     Selling, general and administrative                     2,993        2,331                  7,505         6,517
     Carson Street closure                                       -            -                      -         4,423
                                                    --------------------------------     -------------------------------
          Total operating costs and expenses                13,417       11,054                 40,207        36,588

Loss from operations                                        (9,673)      (8,247)               (29,399)      (27,400)


Interest income                                                530          691                  1,434         2,281
Interest expense                                                (8)          (2)                   (11)           (6)
Equity in loss of BioMarin/Genzyme LLC                      (1,864)        (590)                (4,708)       (1,845)

                                                    --------------------------------     -------------------------------


Net loss                                               US$ (11,015)  US$ (8,148)           US$ (32,684)  US$ (26,970)

                                                    ================================     ===============================

Loss per share, basic and diluted                        US$ (0.26)   US$ (0.23)             US$ (0.83)    US$ (0.76)
                                                    ================================     ===============================
Weighted average common shares outstanding,
basic and diluted                                           42,136       36,064                 39,601        35,493
                                                    ================================     ===============================
